Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

Fiscal First Quarter 2024 Financial Highlights:

•Net sales decreased 8.2% year-over-year to $498.3 million
•Net income increased 89% year-over-year to $37.9 million
•GAAP EPS of $2.28; Adjusted EPS of $2.78
•Adjusted EBITDA increased 33% year-over-year to $75.2 million
•Cash provided by operating activities of $86.7 million, free cash flow of $72.5 million
•Repurchased 328,295 shares for $22.1 million

WINCHESTER, Virginia (August 29, 2023) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its first fiscal quarter ended July 31, 2023.

“Our team delivered strong financial performance in the first quarter of fiscal year 2024 despite the softening demand environment,” said Scott Culbreth, President and CEO. “Net sales and Adjusted EBITDA exceeded our expectations for the quarter as improved operational performance continues. The Company’s net sales outlook remains unchanged from the prior outlook but we now expect stronger Adjusted EBITDA performance consistent with the improvements needed to meet our long-term goals.”

First Quarter Results

Net sales for the first quarter of fiscal 2024 decreased $44.6 million, or 8.2%, to $498.3 million compared with the same quarter of the prior fiscal year. Net income was $37.9 million ($2.28 per diluted share) compared with $20.1 million ($1.21 per diluted share) in the same quarter of the prior fiscal year. Net income for the first quarter of fiscal 2024 increased $17.8 million due to operational improvements in our manufacturing facilities, a stabilizing supply chain and reduced overhead spending, partially offset by a decrease in net sales and a $4.9 million pre-tax charge related to the plywood case. Adjusted EPS per diluted share was $2.78 for the first quarter of fiscal 2024 compared with $1.71 in the same quarter of the prior fiscal year. Adjusted EBITDA for the first quarter of fiscal 2024 increased $18.7 million, or 33.0%, to $75.2 million, or 15.1% of net sales, compared to $56.5 million, or 10.4% of net sales, for the same quarter of the prior fiscal year.

Balance Sheet & Cash Flow

As of July 31, 2023, the Company had $89.7 million in cash plus access to $323.2 million of additional availability under its revolving credit facility. Also, as of July 31, 2023, the Company had $206.3 million in term loan debt and $163.8 million drawn on its revolving credit facility.

Cash provided by operating activities for the current fiscal quarter was $86.7 million and free cash flow totaled $72.5 million. The Company repurchased 328,295 shares, or approximately 2% of shares outstanding, for $22.1 million during the first quarter of fiscal 2024.

Fiscal 2024 Financial Outlook

For fiscal 2024 (which includes the now completed first quarter) the Company expects:

•Low double digit net sales decline year-over-year
•Adjusted EBITDA in the range of $225 million to $245 million

AMWD Announces First Quarter Results

August 29, 2023

“Our teams improved Adjusted EBITDA by 470 BPS to $75.2 million, or 15.1% of net sales, despite the decline in sales of 8.2% during the first quarter of fiscal 2024. Our team continues to deliver on the commitment to improving our results,” said Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “Given our strong performance at the start of the fiscal year, we are increasing our fiscal year 2024 Adjusted EBITDA outlook by $20 million which expands the range to $225 million to $245 million.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 8,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces First Quarter Results

August 29, 2023

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended
	July 31,
	2023	2022

Net sales	$498,255	$542,893
Cost of sales & distribution	388,646	456,146
Gross profit	109,609	86,747
Sales & marketing expense	24,360	25,766
General & administrative expense	35,594	30,180
Restructuring charges, net	(172)	—
Operating income	49,827	30,801
Interest expense, net	2,437	4,053
Pension settlement, net	—	(239)
Other (income) expense, net	(1,075)	226
Income tax expense	10,615	6,691
Net income	$37,850	$20,070

Earnings Per Share:
Weighted average shares outstanding - diluted	16,589,481	16,619,916

Net income per diluted share	$2.28	$1.21

AMWD Announces First Quarter Results

August 29, 2023

Condensed Consolidated Balance Sheet
(Unaudited)
	July 31,	April 30,
	2023	2023

Cash & cash equivalents	$89,650	$41,732
Customer receivables	117,763	119,163
Inventories	167,539	190,699
Other current assets	19,160	16,661
Total current assets	394,112	368,255
Property, plant and equipment, net	223,810	219,415
Operating lease assets, net	96,609	99,526
Customer relationship intangibles, net	19,028	30,444
Goodwill	767,612	767,612
Other assets	29,458	33,546
Total assets	$1,530,629	$1,518,798

Current portion - long-term debt	$2,177	$2,263
Short-term operating lease liabilities	25,231	24,778
Accounts payable & accrued expenses	148,094	151,083
Total current liabilities	175,502	178,124
Long-term debt	369,362	369,396
Deferred income taxes	9,817	11,930
Long-term operating lease liabilities	77,806	81,370
Other liabilities	3,777	4,190
Total liabilities	636,264	645,010
Stockholders' equity	894,365	873,788
Total liabilities & stockholders' equity	$1,530,629	$1,518,798

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	July 31,
	2023	2022

Net cash provided by operating activities	$86,721	$37,295
Net cash used by investing activities	(14,223)	(4,560)
Net cash used by financing activities	(24,580)	(21,364)
Net increase in cash and cash equivalents	47,918	11,371
Cash and cash equivalents, beginning of period	41,732	22,325

Cash and cash equivalents, end of period	$89,650	$33,696

AMWD Announces First Quarter Results

August 29, 2023

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define EBITDA as net income (loss) adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) net gain/loss on debt forgiveness and modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, (6) change in fair value of foreign exchange forward contracts, and (7) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

AMWD Announces First Quarter Results

August 29, 2023

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin

	Three Months Ended
	July 31,
(in thousands)	2023	2022

Net income (GAAP)	$37,850	$20,070
Add back:
Income tax expense	10,615	6,691
Interest expense, net	2,437	4,053
Depreciation and amortization expense	11,745	12,430
Amortization of customer relationship intangibles	11,417	11,417
EBITDA (Non-GAAP)	$74,064	$54,661
Add back:
Acquisition and restructuring related expenses (1)	20	20
Non-recurring restructuring charges, net (2)	(172)	—
Pension settlement, net	—	(239)
Change in fair value of foreign exchange forward contracts (3)	(1,015)	238
Stock-based compensation expense	2,247	1,635
Loss on asset disposal	7	177
Adjusted EBITDA (Non-GAAP)	$75,151	$56,492

Net Sales	$498,255	$542,893
Net income margin (GAAP)	7.6%	3.7%
Adjusted EBITDA margin (Non-GAAP)	15.1%	10.4%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces First Quarter Results

August 29, 2023

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
	July 31,
(in thousands, except share data)	2023	2022

Net income (GAAP)	$37,850	$20,070
Add back:
Acquisition and restructuring related expenses	20	20
Non-recurring restructuring charges, net	(172)	—
Pension settlement, net	—	(239)
Amortization of customer relationship intangibles and trademarks	11,417	11,417
Tax benefit of add backs	(2,940)	(2,900)
Adjusted net income (Non-GAAP)	$46,175	$28,368

Weighted average diluted shares (GAAP)	16,589,481	16,619,916

EPS per diluted share (GAAP)	$2.28	$1.21
Adjusted EPS per diluted share (Non-GAAP)	$2.78	$1.71

Free Cash Flow

	Three Months Ended
	July 31,
	2023	2022

Net cash provided by operating activities	$86,721	$37,295
Less: Capital expenditures (1)	14,227	4,575
Free cash flow	$72,494	$32,720

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces First Quarter Results

August 29, 2023

Net Leverage

Twelve Months Ended
July 31,
(in thousands)	2023

Net income (GAAP)	$111,504
Add back:
Income tax expense	32,886
Interest expense, net	14,378
Depreciation and amortization expense	47,393
Amortization of customer relationship intangibles	45,667
EBITDA (Non-GAAP)	$251,828
Add back:
Acquisition and restructuring related expenses (1)	80
Non-recurring restructuring charges, net (2)	1,353
Pension settlement	232
Net gain on debt modification	(2,089)
Change in fair value of foreign exchange forward contracts (3)	(1,254)
Stock-based compensation expense	8,008
Loss on asset disposal	880
Adjusted EBITDA (Non-GAAP)	$259,038

As of
July 31,
2023
Current maturities of long-term debt	$2,177
Long-term debt, less current maturities	369,362
Total debt	371,539
Less: cash and cash equivalents	(89,650)
Net debt	$281,889

Net leverage (4)	1.09

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended July 31, 2023.

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